EXECUTION VERSION
CREDIT AGREEMENT dated as of May 5, 2023 between USQ CORE REAL ESTATE FUND, a Delaware statutory trust (“Borrower”), and ROYAL BANK OF CANADA (“Lender”).
WHEREAS, Borrower has requested that Lender make loans to it in an aggregate principal amount not exceeding $30,000,000 at any one time outstanding and has represented to Lender that the incurrence of such loans by Borrower is in accordance with Borrower’s Constitutive Documents and Investment Guidelines, and Lender is willing to make such loans upon the terms and conditions hereof;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS; RULES OF CONSTRUCTION
1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted SOFR Rate” means an interest rate per annum equal to (a) the SOFR Rate, plus (b) 0.150000%.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that in the case of Borrower, Affiliate has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.
“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means 1.60%.
“Authorized Person” means any person specified in Schedule 2.02 hereto as of the date hereof or otherwise from time to time identified in writing to Lender by Borrower or Investment Manager, respectively, as authorized on behalf of Borrower or Investment Manager, respectively, to execute a Notice of Borrowing or a Notice of Conversion hereunder, to issue a statement as described in Section 6.01(c)(ii) hereunder, or to otherwise act as specified herein.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, Title 11 of the United States Code, as amended from time to time, and any successor statute.
“Base Rate” means the Prime Rate.
“Base Rate Loan” means a Loan at such time as it bears interest based on the Base Rate.
“Borrowing Date” means a date on which a Loan is made.

“Business Day” means (a) with respect to any borrowing or payment of, or rate selection with respect to, or a conversion to, a SOFR Loan or when used in the definition of Interest Period, any U.S. Government Securities Business Day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated by Law or by local proclamation to close, (b) for purposes of Section 2.02 only, a day referred to in the preceding clause (a) on which commercial banks in Toronto, Ontario are not authorized or obligated by Law or by local proclamation to close, and (c) for all other purposes, any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or obligated by Law or by local proclamation to close.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent and/or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash” means cash from whatever source and in whatever currency and, where the context so requires, includes amounts credited to a deposit account and credit balances in a Custody Account.
“Cash Account” has the meaning specified in the Security Agreement.
“Cash Account Documents” means the portion of the Custody Agreement that refers to deposit account number 160287.1, as amended, supplemented, restated or otherwise modified from time to time.
“Change in Key Management” means any resignation or removal of Investment Manager, if any, as the investment manager of Borrower or any circumstance in which any manager, principal or executive officer of Investment Manager ceases to be a manager, principal or executive officer of Investment Manager or ceases to have substantial involvement in the day-to-day operations of Investment Manager.
“Change of Control” means (a) the Investment Advisor ceases to be the investment advisor of Borrower or shall cease to be actively and regularly engaged in the day-to-day management of Borrower, (b) the Investment Advisor ceases to be controlled by Chatham Financial Group or (c) both Michael Achterberg and Thomas Miller cease to be actively and regularly engaged in the day-to-day management of Borrower.
“Closing Date” means the earliest date on which the conditions precedent to Lender’s obligation to make Loans to Borrower are satisfied or waived.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning specified in the Security Agreement.
“Collateral Account” has the meaning specified in the Security Agreement.
“Collateral Agent” means Royal Bank of Canada in its capacity as Collateral Agent under (and as defined in) the Security Agreement.
“Commitment” means Lender’s obligation to extend credit hereunder by way of Loans in an aggregate principal amount not exceeding $30,000,000 (as such amount may be reduced pursuant to the terms hereof) at any one time outstanding.
“Commitment Period” means the period from the date hereof to the Termination Date.
“Concentration Limit” means the concentration limits set forth on Schedule 2.05(a).

“Consolidated VIE” means a variable interest entity that is required under GAAP to be consolidated with Borrower.
“Constitutive Document” means, for any entity, its constitutive or organizational documents, including: (a) in the case of any partnership, exempted limited partnership joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or registration and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or registration with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation or certificate of registration and its operating agreement or limited liability company agreement; (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws; (d) in the case of an exempted company, the certificate of incorporation and memorandum and articles of association; provided that, with respect to Borrower, the Constitutive Documents shall include the Prospectus and the Trust Agreement.
“Control Agreement” has the meaning specified in the Security Agreement.
“Conversion Date” means any date on which a Loan is converted from one Type to another pursuant to Section 2.03(c) or any other provision of this Agreement.
“Credit Date” means (a) each Borrowing Date, (b) each date on which a Loan is continued as the same Type of Loan for an additional Interest Period and (c) each date on which a Loan is converted to a different Type of Loan.
“Credit Documents” means this Agreement, the Security Agreement, each Control Agreement and all documents and instruments related thereto.
“Custodian” means UMB Bank, N.A.
“Custodian Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Custodian; (b) any material adverse effect upon the validity, performance or enforceability against the Custodian with respect to the Facility Documents to which it is a party; (c) any material impairment of the ability of the Custodian to fulfill its obligations under any Facility Document to which it is a party or (d) any material adverse effect on the ability of the Lender to exercise its rights and remedies under any Facility Document to which the Custodian is a party.
“Custody Account” has the meaning specified in the Security Agreement.
“Custody Agreement” means the Amended and Restated Custody Agreement dated as of April 27, 2023 between Borrower and Custodian, as amended, supplemented, restated or otherwise modified from time to time.

“Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and other accounts payable incurred in the ordinary course of business of such Person and not more than 90 days overdue), (d) Capital Lease Obligations of such Person, (e) Debt of others secured by a Lien on the property of such Person, whether or not the Debt so secured has been assumed by such Person, (f) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (g) all obligations, contingent or otherwise, in respect of bankers’ acceptances, (h) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (i) all obligations of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, (j) the net obligations of such Person under derivative transactions (including but not limited to under Swap Agreements) or commodity transactions (determined in the case of any such transaction on the basis specified in the relevant Swap Agreement, commodity contract or other agreement governing such transaction or (absent such specification) on a mark-to-market basis for the date of determination), (k) solely with respect to Borrower, all obligations that are senior securities representing indebtedness for purposes of the Investment Company Act, (l) any Investee Fund Equity Commitment and (m) obligations of such Person under any Guaranty of Debt of others of the kinds referred to in the foregoing clauses (a) through (l).
“Default” means an Event of Default or any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.
“Dollars” and “$” mean lawful money of the United States of America. Any reference in this Agreement or any other Facility Document to payment in “Dollars” or “$” means payment in immediately available Dollar funds.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Events of Default” has the meaning specified in Section 7.01.
“Facility Documents” means, collectively, the Credit Documents, the Custody Agreement and each of the Cash Account Documents.
“Facility Fee” shall have the meaning specified in Section 2.07.
“Floor” means 0%.
“GAAP” means United States generally accepted accounting principles consistently applied.
“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including but not limited to any obligation of such Person to purchase or pay (or supply or advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep well, to purchase property or assets or services, to take or pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.
“Indemnified Party” has the meaning specified in Section 8.04.
“Initial LTV Ratio” means 20%, as such percentage may be adjusted from time to time by Lender pursuant to Section 2.12.
“Interest Payment Date” means, with respect to any Loan (other than a Base Rate Loan), the last day of an Interest Period for such Loan and, with respect to any Base Rate Loan, the last Business Day of a calendar month.

“Interest Period” means, with respect to a Loan (other than a Base Rate Loan), (a) initially, the period commencing on the Borrowing Date or Conversion Date with respect to such Loan and ending on the last Business Day of the same calendar month, except that if the Borrowing Date or Conversion Date is the last Business Day of a calendar month, such Interest Period shall end on the last Business Day of the following calendar month, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last Business Day of the following calendar month; provided that (i) any Interest Period that would extend beyond the Stated Termination Date shall end on the Stated Termination Date, and (ii) Borrower may request in a Notice of Borrowing that Interest Periods in respect of a Loan differ from those described above, and Lender may choose to comply or not comply with such a request in its sole discretion; provided further that, no tenor that has been removed from this definition pursuant to Section 3.07 shall be available for specification in such Notice of Borrowing or interest election.
“Investee Fund” has the meaning specified in the Security Agreement.
“Investee Fund Equity Commitment” means, with respect to any Person, the obligation of such Person to make an equity capital contribution to, or additional purchases of equity investments in, an Investee Fund arising from the terms of such Person’s investment in such Investee Fund (including through a side letter); provided that the term Investee Fund Equity Commitment shall not include the Investee Fund Subscription Obligation for such Person’s investment in such Investee Fund.
“Investee Fund Interest” has the meaning specified in the Security Agreement.
“Investee Fund Permitted Equity Commitment” means an Investee Fund Equity Commitment of the Borrower arising after the Closing Date for which Borrower has provided Lender with a final draft of the equity commitment letter and/or any other agreement giving rise to such Investee Fund Equity Commitment (each “Equity Commitment Agreement”) at least five (5) Business Days (or such shorter period agreed to by Lender) before execution thereof by Borrower, in an amount not to exceed, when added to all Investee Fund Equity Commitments of Borrower described in this clause (b), $5,000,000, and which, in the case of Investee Fund Equity Commitments described in clauses (a) and (b) that arise from Investee Fund Interests or other equity investments issued by the Investee Fund of such Investee Fund Interests, then the only remedy for Borrower’s breach of such Investee Fund Equity Commitment under the Equity Commitment Agreement or any other terms of Borrower’s investment in such Investee Fund is the right of the Investee Fund to sue Borrower for damages, and for the avoidance of doubt, Borrower’s breach of such Investee Fund Equity Commitment shall not give rise to forfeiture of Borrower’s investment in such Investee Fund, a forced sale of such investment, reallocation or reclassification of such investment into a different class of shares or interests, a loss of voting rights with respect to such investment, higher fees with respect to such investment or any other economic penalty (default interest excepted).
“Investee Fund Subscription Obligation” means, with respect to any Person, the obligation of such Person to fund the entire purchase price of an equity investment in an Investee Fund in accordance with the subscription or adoption agreement for such investment on a non-deferred basis.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Investment Guidelines” means any investment guidelines or criteria contained in the organizational document(s) of Borrower and, as applicable, the private offering memorandum of Borrower and the investment management agreement entered into between Borrower and Investment Manager.
“Investment Manager” means the Person designated as such on the signature page of this Agreement.

“Law” means any constitution, treaty, convention, statute, law, code, ordinance, decree, order, rule, regulation, guideline, interpretation, directive or policy of a governmental, regulatory, or administrative body, or an applicable order or decree of a court or arbitrator.
“Lender’s Group” means, collectively, Royal Bank of Canada and its Subsidiaries.
“Lien” means any lien, pledge, security interest or other charge or encumbrance of any kind (including without limitation the Security Interest), or any other type of preferential arrangement, including but not limited to the lien or retained security title of a conditional vendor and the interest of a lessor under a lease intended as security (but not including the interest of a lessor under any operating lease), and any filed Uniform Commercial Code financing statement or comparable filing in any other jurisdiction.
“Loan” has the meaning specified in Section 2.01.
“Loan Limit” means (a) on any date that is not a Borrowing Date, the lesser of (i) the Commitment, and (ii) an amount equal to the Maximum LTV Ratio multiplied by the Value of the Collateral; and (b) on any Borrowing Date, the lesser of (i) the Commitment and (ii) an amount equal to the Initial LTV Ratio multiplied by the Value of the Collateral.
“Margin Stock” means margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 CFR §221.2, as in effect from time to time and any successor thereto, or other regulation or official interpretation of such Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial or other condition, assets or results of operations of Borrower and its Subsidiaries, taken as a whole, (b) Borrower’s ability to perform its obligations under any of the Facility Documents, (c) the validity or enforceability of any of the Facility Documents or the rights or remedies of any member of Lender’s Group thereunder, or (d) Borrower’ s title to the Collateral, or the validity, enforceability, perfection or priority of the Security Interest in the Collateral.
“Maximum LTV Ratio” means, as of any date of determination, 22.5%, as such percentage may be adjusted from time to time by Lender pursuant to Section 2.12.
“Net Asset Value” means, as of any date, Net Equity as of such date divided by the number of membership units, interests or shares of Borrower outstanding as of such date.
“Net Equity” means with respect to any Person, as of any date, the total assets of such Person minus total liabilities of such Person as of such date, as determined in accordance with GAAP.
“Notice of Borrowing” has the meaning specified in Section 2.02.
“Notice of Conversion” means a notice of conversion of a Loan or Loans from one Type to the other Type, substantially in the form of Exhibit B.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lender or any Indemnified Party arising under or in connection with any of the Facility Documents.
“Other Taxes” has the meaning specified in Section 3.05.
“Participant” has the meaning specified in Section 8.06.

“Person” means any natural person, partnership, corporation, trust (including a business trust), limited liability company, joint stock company, unincorporated association, joint venture or other entity (or any segregated portfolio, segregated subfund, account, cell or other similar legally respected subdivision of the foregoing which may contract on its own behalf or on whose behalf the entity may contract) or any government or any political subdivision or agency, department or instrumentality thereof.
“Plan Investor” means a “benefit plan investor”, as defined in Section 3(42) of ERISA, and of any investing plan subject to Similar Law, to the extent of such investors’ assets invested in or otherwise held with the Borrower.
“Prepayment Fee” is defined in Section 2.07(c).
“Prepayment Fee Percentage” means, with respect to any applicable prepayment, the product of (i) 0% and (ii) a fraction (a) the numerator of which is the number of days from and including the date of such prepayment to but not including the Termination Date and (b) the denominator of which is 360.
“Prime Rate” means for any day, the rate of interest per annum determined by Royal Bank of Canada from time to time as its prime commercial lending rate for Dollar loans in the United States for such day. The Prime Rate is not necessarily the lowest rate charged by Lender for such loans.
“Property” has the meaning specified in the Custody Agreement.
“Prospectus” means (i) the prospectus of the Fund dated September 1, 2022 and contained in the Borrower’s registration statement that is effective pursuant to Section 8(a) of the Investment Company Act, as amended from time to time through and including the date hereof, and (ii) such registration statement.
“Redemption Trigger Event” means, with respect to any fiscal quarter of Borrower, the receipt by Borrower of one or more redemption requests from its investors with respect to redemptions under Borrower’s Constitutive Documents as of the last Business Day of such fiscal quarter in an aggregate amount in excess of 15% of Net Asset Value.
“Request for Extension” has the meaning specified in Section 2.11.
“Reserve Requirement” means, with respect to any Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including but not limited to any emergency, special, supplemental or other marginal reserve requirement) for Lender with respect to liabilities or assets consisting o f or including eurocurrency funding (currently referred to as “Eurocurrency liabilities” (as defined in Regulation D of such Board, as in effect from time to time) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the United Kingdom, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America at the time administering the Securities Act or the Investment Company Act.
“Security Agreement” means the Security Agreement dated as of the date hereof among Borrower, Royal Bank of Canada as Collateral Agent, and Lender, as amended, supplemented, restated or otherwise modified from time to time.
“Security Interest” has the meaning specified in the Security Agreement.
“Similar Law” has the meaning specified in Section 5.17.
“SOFR” means the secured overnight financing rate for such U.S. Government Securities Business Day as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator acceptable to the Lender of the secured overnight financing rate).
“SOFR Loan” means a Loan at such time as it bears interest based on the Adjusted SOFR Rate. “SOFR Rate” means Term SOFR.
“Stated Termination Date” means May 3, 2024 or such later date as may be determined pursuant to Section 2.11.
“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the securities or other ownership interests, having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions for such other Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such other Pers on shall have or might have voting power by reason of the happening of any contingency), are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Swap Agreement” means (i) any “swap agreement” as defined in § 101(53B) of the Bankruptcy Code or any successor provision, or (ii) any “Transaction” as defined in the form 1992 ISDA Master Agreement or the form 2002 ISDA Master Agreement, in either such case as published by the International Swaps and Derivatives Association, Inc.
“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, including penalties and interest, imposed by any governmental or other authority of any country, including any political subdivision thereof, other than taxes imposed on or measured by gross or net income of Lender, and franchise taxes and branch profits taxes and similar taxes imposed on Lender, by (i) the jurisdiction under the Law of which it is organized or any political subdivision thereof, (ii) any jurisdiction as a result of it being engaged or deemed to be engaged in a trade or business in such jurisdiction for reasons other than its extension of credit pursuant to this Agreement, or (iii) the jurisdiction in which is located the office through which it is acting hereunder or any political subdivision thereof.
“Termination Date” means the Stated Termination Date or any earlier date on which the Commitment is terminated pursuant hereto.

“Term SOFR” means, with respect to any SOFR Loan for any Interest Period, the forward-looking term rate (“Term SOFR Reference Rate”) based on SOFR appearing on Bloomberg page TSFR3M (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Lender from time to time) on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the previous proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR selected by the Lender in its reasonable discretion).
“Term SOFR Reference Rate” has the meaning set forth in the definition of Term SOFR.
“Trust Agreement” means the agreement and declaration of trust of Borrower, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.
“Type” means, with respect to any Loan, its nature as a SOFR Loan or a Base Rate Loan.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Underlying Investments” means, in respect of any Investee Fund Interest of Borrower, the investments and portfolio companies underlying such Investee Fund Interest.
“Value” means, as further provided in Section 2.13, (a) with respect to Cash, the amount there of, (b) with respect to any interest or asset of Borrower constituting Collateral other than Investee Fund Interests or Cash, the fair market value of such interest or asset, as determined by Lender, with such “haircuts”, discounts or other downward adjustments as Lender may determine in its sole and absolute discretion, and (c) with respect to any Investee Fund Interest, the net asset value thereof, as reported by the relevant Investee Fund or its administrator or other agent, in each case expressed in Dollars or converted into Dollars where necessary at the prevailing spot currency exchange rate as determined by Lender.
1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”
1.03    Accounting Terms. All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP. All banking terms not specifically defined herein shall be construed in accordance with general practice among commercial banks in New York, New York.

1.04    Principles of Construction. (a) Unless otherwise expressly specified herein, (i) references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits of this Agreement, (ii) the words “hereof”, “herein”, “hereunder” and other similar words refer to this Agreement as a whole, (iii) words of any gender mean and include correlative words of the other genders and (iv) for purposes of the Credit Documents, a Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.
(b)Unless otherwise specified, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(c)The captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
(d)All references herein to times of day shall be New York City time unless otherwise expressly specified herein. All references to “days” shall be to calendar days unless Business Days or U.S. Government Securities Business Days are specified.
(e)Each party hereto and its respective counsel has reviewed this Agreement and the other Credit Documents and has participated in the preparation of this Agreement and the other Credit Documents. Accordingly, any rules of construction requiring that ambiguities are to be resolved against a particular p arty shall not be applicable in the construction and interpretation of this Agreement and the other Credit Documents.
1.05    Interest Rate; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence a Benchmark Transition Event, Section 3.07 provides a mechanism for determining an alternative rate of interest. The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation, administration, submission, calculation, performance or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate, SOFR Rate or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of, the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE CREDIT FACILITY
2.01    Loans. Subject to the terms and conditions hereof, Lender agrees to make loans (each, a “Loan”) to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Loan Limit. The Loans may from time to time be (i) SOFR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by Borrower and notified to Lender in accordance with Sections 2.02 and 2.03. During the Commitment Period, Borrower may use the

Commitment by borrowing hereunder, prepaying Loans in whole or in part and reborrowing hereunder, all in accordance with the terms and conditions hereof. Each Loan shall be payable on the Termination Date.
2.02    Procedure for Borrowing. Borrower may borrow under the Commitment during the Commitment Period on any Business Day by delivering to Lender a notice of borrowing, reasonably believed by Lender to be executed by an Authorized Person, substantially in the form of Exhibit A (a “Notice of Borrowing”) specifying (i) the amount to be borrowed, which shall be $25,000 or more and in minimum increments of $5,000, unless Lender consents otherwise, (ii) the requested Borrowing Date, and (iii) whether the requested Loan is to be a SOFR Loan or a Base Rate Loan. To be effective, the Notice of Borrowing must be received thirty-five (35) calendar days before the requested Borrowing Date, provided that upon the request of Borrower, the Lender shall use its commercially reasonable efforts to provide the requested Loan earlier than such date (a) if the Notice of Borrowing is received prior to 11:00 a.m. three Business Days before the requested Borrowing Date, in the case of a requested Loan that is initially to be a SOFR Loan, or (b) if the Notice of Borrowing is received prior to 12:00 p.m. on the requested Borrowing Date, in the case of a requested Loan that is initially to be a Base Rate Loan. Lender shall, unless it determines that any applicable condition specified in Article IV has not been satisfied, make the amount of the requested Loan available to Borrower in immediately available funds before 3:00 p.m. on the requested Borrowing Date by crediting the Cash Account. Lender shall be fully protected in acting in accordance with all Notices of Borrowing executed, or reasonably believed by Lender to have been executed, by an Authorized Person or in failing to act in the absence thereof, and shall be fully protected and absolved from any liability arising therefrom. For the avoidance of doubt, each Base Rate Loan shall remain outstanding until the earlier to occur of (x) repayment pursuant to Section 2.05(b) or (y) conversion pursuant to Section 2.03.
2.03    Conversion and Continuation. (a) Each Base Rate Loan shall automatically, without delivery of any Notice of Conversion (and without regard to the minimum amount set forth in Section 2.02 above), be converted into a SOFR Loan on the last Business Day of the calendar month in which such Base Rate Loan was made (or, if such Base Rate Loan was made after the third Business Day preceding the end of calendar month in which such Base Rate Loan was made, the last Business Day of the immediately succeeding calendar month) unless Borrower shall have given notice of its intention to prepay such Base Rate Loan in accordance with Section 2.05(b), provided that no Base Rate Loan may be converted to a SOFR Loan when an Event of Default has occurred and is continuing.
(b)Each SOFR Loan shall be continued as such for consecutive additional Interest Periods unless any Person reasonably believed by Lender to be an Authorized Person shall have given a timely Notice of Conversion with respect thereto pursuant to paragraph (c) of this Section 2.03 or unless any Person reasonably believed by Lender to be an Authorized Person shall have given written notice of its intention to prepay such SOFR Loan in accordance with Section 2.05(b); provided that (i) no SOFR Loan may be continued as such when an Event of Default has occurred and is continuing and (ii) if such continuation is not permitted pursuant to the preceding clause (i), such SOFR Loan shall be automatically converted to a Base Rate Loan on the last day of the then expiring Interest Period.
(c)Borrower may elect from time to time to convert Loans from one Type to the other Type, by delivering to Lender a Notice of Conversion (which Notice to be effective on the requested conversion date (a “Conversion Date”) must be received by Lender by the time prescribed in Section 2.02 for receipt of a Notice of Borrowing for a Loan of the Type being converted to); provided that (i) any such conversion of SOFR Loans may only be made on the last day of an Interest Period with respect thereto, and (ii) no Base Rate Loan may be converted into a SOFR Loan when an Event of Default has occurred and is continuing.
(d)Lender shall be fully protected in acting in accordance with all Notices of Conversion executed, or reasonably believed by Lender to have been executed, by an Authorized Person or in failing to act in the absence thereof, and shall be fully protected and absolved from any liability arising therefrom.
2.04    Evidence of Indebtedness. Lender shall open and maintain on its books accounts and records evidencing the Loans made to Borrower. Lender shall record therein the amount of the Loans, the interest rate applicable thereto, each payment of principal of or interest on the Loans, interest, fees, expenses and other amounts payable by Borrower hereunder and all other amounts paid by Borrower under this

Agreement. Such accounts and records maintained by Lender will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of Borrower to Lender pursuant to this Agreement, including the date Lender made each Loan to Borrower, the amount of such Loan, interest accrued on such Loan and the amounts Borrower has paid from time to time on account of the principal of and interest on the Loans and fees, expenses and other amounts payable by Borrower hereunder.
2.05    Prepayments. (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Loan Limit (including as a result of the application of the Concentration Limit), Borrower shall, with in two Business Days after Lender’s written demand, prepay Loans and/or provide additional Collateral having a Value sufficient to eliminate such excess, provided that if the aggregate outstanding principal amount of the Loans exceeds the Commitment, Borrower shall immediately prepay the Loans by an amount at least equal to such excess.
(b)Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon prior notice to Lender (which notice must be received by Lender prior to 11:00 a.m. three Business Days prior to the prepayment date) specifying the date and amount of prepayment and the Type of Loan to be prepaid; provided that each prepayment of a SOFR Loan on a day other than the last day of an Interest Period shall require the payment of all amounts payable by Borrower pursuant to Section 3.04. Any such notice shall be irrevocable, an d the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial prepayments of principal shall be in an amount of $25,000 or more.
(c)Partial prepayments of the Loans shall be applied first to Base Rate Loans and then to SOFR Loans in such order as will minimize the amount payable by Borrower pursuant to Section 3.04.
(d)Together with each mandatory or optional prepayment of principal hereunder, Borrower shall also prepay all interest accrued on such amount prepaid.
2.06    Reduction or Termination of Commitment; Redemption Trigger Event. (a) Lender shall have the right, in its sole and absolute discretion, on at least 100 days’ prior written notice to Borrower, to terminate the Commitment in whole or in part. If Lender terminates the Commitment in whole, the principal amount of each Loan then outstanding, all accrued and unpaid interest thereon, and all fees, expenses and any other amounts due hereunder or under any other Credit Document shall be due and payable in full on the effective date of such termination without any further notice or demand by Lender. If Lender terminates the Commitment in part, Borrower shall on the effective date of such reduction repay all outstanding Loans in excess of the Commitment as so reduced, all interest accrued on such repaid Loans and all accrued Facility Fees on the amount of such reduction in the Commitment. Once such termination has occurred, the Commitment may not be reinstated nor may any reduction of the Commitment be reinstated. For the avoidance of doubt, no Prepayment Fee shall be payable by the Borrower in the event of a termination pursuant to this Section 2.06(a).
(b)Borrower may (i) at any time but no more than one time per calendar month, on at least 30 days’ prior written notice to Lender, permanently reduce the Commitment in an amount equal to $5,000,000 or (ii) at any time, on at least 100 days’ prior written notice to Lender, permanently terminate, or from time to time permanently reduce, the Commitment; provided that (x) with respect to clause (ii), each reduction of the Commitment shall be in an amount that is $1,000,000 or any whole multiple of $500,000 in excess thereof; (y) Borrower shall not reduce the Commitment unless, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.05, the aggregate outstanding principal amount of the Loans would not exceed the Commitment as so reduced, and (z) Borrower shall pay on the date of any such termination the principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all fees (including any Prepayment Fee), expenses and any other amounts due hereunder or under any other Credit Document.
(c)In connection with a Redemption Trigger Event, Borrower may upon not less than thirty (30) days' prior irrevocable written notice to Lender (a “Commitment Size Notice”) permanently reduce the Commitment in part but not in whole without incurring a Prepayment Fee; provided, that:

(i)such Commitment Size Notice shall state (x) the amount by which the Commitment shall be reduced (which amount shall be in increments of $1,000,000) and (y) the dollar amount of redemption requests received by Borrower from its investors with respect to such fiscal quarter;
(ii)such reduction of the Commitment shall occur on either the first or second Interest Payment Date occurring after the end of such fiscal quarter;
(iii)concurrently with the delivery of the Commitment Size Notice, Borrower shall deliver irrevocable written notice to Lender of (A) the dollar amount of redemptions to occur on the last day of such fiscal quarter, (B) the dollar amount of the reduction of the Commitment to occur on such date (which amount shall be in increments of $1,000,000 and shall not be greater than the amount specified in such Commitment Size Notice) and (C) the date on which such reduction of the Commitment shall occur; and
(iv)the amount of such reduction of the Commitment shall be limited such that the ratio of (x) the dollar amount of such reduction to (y) the Commitment prior to giving effect to such reduction shall be less than or equal to the ratio of (1) the dollar amount of redemptions received by Borrower occurring on the last day of such fiscal quarter to (2) the Net Equity of Borrower as of such date prior to giving effect to such redemptions.
2.07    Fees. (a) As consideration for the facility made available hereunder, Borrower shall pay to Lender a non-refundable arrangement fee in the amount of $0 which fee shall be due on the earlier of the first Borrowing Date hereunder and the Termination Date. Without limiting Borrower’s liability for payment of the arrangement fee, Borrower hereby authorizes Lender to deduct such arrangement fee from the proceeds of the initial Loan.
(b)Borrower agrees to pay to Lender a facility fee at the rate of 1.07% per annum from the date hereof to and including the Stated Termination Date, payable in arrears on the last Business Day of each calendar month and, in respect of the final such payment, payable on the Termination Date, in either such case based on the maximum amount of the Commitment (whether used or unused) in effect on each day between the date hereof and the day on which such amount is payable (i.e., giving effect to any increases in the Commitment effected pursuant hereto, but without giving effect to any reductions of the Commitment effected pursuant hereto) (“Facility Fee”); provided that the period from the Termination Date to the Stated Termination Date shall be included in computing the amount of the final Facility Fee payment due on the Termination Date as though the Commitment (in an amount determined in accordance with the provisions of this paragraph) were in effect during such period.
(c)In connection with any termination of the Commitments prior to the Stated Termination Date pursuant to Section 2.06 or as a result of Lender declaring the Obligations due and payable after the occurrence of an Event of Default, Borrower shall pay to Lender a prepayment fee (the “Prepayment Fee”), which shall be due and payable at the time of such prepayment, in an amount equal to the product of (i) the aggregate Principal Obligations of such Loans being prepaid and (ii) the Prepayment Fee Percentage
2.08    Interest Rates and Payment Dates. (a) Each Loan (other than a Base Rate Loan) shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the Benchmark for such Interest Period plus the Applicable Margin. Interest accrued on each Loan (other than a Base Rate Loan) shall be payable in arrears on each Interest Payment Date, on any date on which such Loan is prepaid (on the amount prepaid), whether due to acceleration or otherwise, and at maturity.
(b)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day such Base Rate Loan is outstanding, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Interest accrued on each Base Rate Loan shall be payable in arrears on each Interest Payment Date, commencing with the first such date to occur after the Borrowing Date of such Loan, on any date on which such Loan is prepaid (on the amount prepaid), whether due to acceleration or otherwise, and at maturity.

(c)If after application of Section 2.10(b), or if Section 2.10(b) is not applicable, to the extent any amounts remain, then, if all or a portion of (i) the principal amount of any Loan, or (ii) any interest payable thereon or any other amount due hereunder or under any other Facility Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to paragraphs (a) and (b) of this Section 2.08 (which rate shall, for the avoidance of doubt, be determined in accordance with paragraphs (a) and (b) for the present period) plus 5.00%, or (y) in the case of overdue interest or any such other amount, the Base Rate plus 5.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Any such interest shall be payable in arrears on demand or, if no earlier demand for payment is made, on the last Business Day of each calendar month. For the avoidance of doubt, notwithstanding anything herein to the contrary, (a) if the principal amount of any SOFR Loan or any interest payable thereon shall be due after the Termination Date, then such Loan shall be made, converted or continued on such Termination Date to a Base Rate Loan (regardless of any provision herein concerning minimum amount or notice required for such Loan) and (b) after the Termination Date, all amounts outstanding hereunder or under any other Facility Document shall bear interest at a rate per annum at a rate equal to the Base Rate plus 5.00%.
(d)(i)    In no event shall the interest charged with respect to any Loan or any other obligation of Borrower hereunder exceed the maximum amount permitted by applicable Law.
(ii)    Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of Lender hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged by Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest for the account of Lender at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by Lender exceed the amount which Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate.
(iii)    If Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.
2.09    Interest and Fee Basis. (a) Facility Fees and, whenever it is calculated on the basis of the Prime Rate, interest on Base Rate Loans shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed; otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Lender shall as soon as practicable notify Borrower of each determination of the Benchmark for each Loan. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. Lender shall as soon as practicable notify Borrower of the effective date and the amount of each such change in interest rate, but failure to give such notice shall not limit or otherwise affect Lender’s entitlement to receive interest on the Loans, and on other amounts payable hereunder, at the rate and on the dates specified herein. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. Lender shall, at Borrower’s request, deliver to Borrower a statement showing the quotations used by Lender in determining any interest rate pursuant to Section 2.08.
(b)    Interest shall be payable for the day a Loan is made but not for the day of any payment thereof on the amount paid if payment is received prior to 12:00 noon. If any principal of or interest on a Loan shall become due on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day and, in the case of principal, such extension of time shall be included in computing interest payable on such principal. For purposes of the Interest Act (Canada), the annual rate of interest or fees charged to Borrower to which the rate calculated in accordance with this Agreement is equivalent is the rate so calculated multiplied by a fraction, the numerator of which is the actual number of days in the calendar year in which such calculation is made and the denominator of which is the number of days comprising the basis on which such interest is calculated.
2.10    Method of Payment. (a) All payments (including prepayments) by Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made in Dollars and immediately available funds to Lender by 12:00 noon on the date when due at the office of Lender located at the address specified in Section 8.02 for notices to Lender or as otherwise specified by Lender to Borrower in writing.
(b)    If, on the due date for the payment of interest on any Loan or any Facility Fee or arrangement fee payable hereunder, Lender has not received from Borrower notice that it intends to pay such interest or fee from another source, then Lender is authorized and directed (i) first, to instruct Custodian (and Custodian is hereby authorized and directed to take such instructions from Lender) to debit the Cash Account for such payment and remit it to Lender and (ii) if such funds in the Cash Account are insufficient to make such payment in full and the unused Commitment is equal to or greater than the remaining unpaid amount, to add the unpaid amount to the principal amount of any Loan that is being made, converted or continued on such due date or, if no Loan is being made, converted or continued on such due date, to make a Base Rate Loan to Borrower on such due date in such unpaid amount (regardless of any provision herein concerning minimum amount or notice required for such Loan).
2.11    Extension of Commitment. Not less than 45 days and not more than 60 days before the Stated Termination Date then in effect, Borrower may, by written notice to Lender substantially in the form of Exhibit C (a “Request for Extension”), request that the Stated Termination Date be extended for a period of up to 364 days from the Stated Termination Date then in effect. Any such extension shall not be effective unless Lender consents thereto in writing no later than 15 days prior to the Stated Termination Date. Lender may grant or withhold its consent in its sole and absolute discretion, provided that any failure of Lender to respond to such request in such time period shall be deemed to be a refusal to extend. If Lender shall consent in writing as provided herein, the Stated Termination Date shall be so extended hereunder.
2.12    Change in Initial LTV Ratio and Maximum LTV Ratio. Lender shall have the right at any time and from time to time, upon 100 days’ prior written notice to Borrower, to adjust the Initial LTV Ratio and/or the Maximum LTV Ratio in its sole and absolute discretion, including the right to adjust either to zero.

2.13    Adjustments to Value. Without limiting Lender’s discretion to determine Value (as set forth in the definition of such term herein), (i) the total Value of all Collateral shall be reduced by the total amount by which Borrower is “out of the money” in respect of any foreign exchange, derivative or other contract or transaction now or hereafter entered into between Lender or any of its Affiliates and Borrower (determined by Lender in its discretion), or by the absolute value of any Collateral or any foreign exchange, derivative or other contract or transaction between Lender or any of its Affiliates and Borrower which has a negative Value to the Borrower (determined by Lender in its discretion), (ii) without limiting Borrower’s obligations or Lender’s rights under Sections 6.02 or 7.01, the Value of the Collateral may be reduced (A) by the amount of any claims, liabilities, or indebtedness, directly or indirectly, on any item of Collateral, or (B) otherwise as a result of any Lien, directly or indirectly, on any item of Collateral, (iii) any item of Collateral as to which Lender determines, in its sole and absolute discretion, there is insufficient current information (including, for the avoidance of doubt, any Investee Fund Interest in respect of which an employee in the Alternative Assets Group of Lender’s Group has not made a face-to-face due diligence visit with the investment manager (or other similar person or entity) of such Investee Fund, at such investment manager’s place of business) may be assigned such Value as Lender determines in its sole discretion, including a Value of zero, (iv) if Lender determines in its sole and absolute discretion that it doe s not possess a valid, enforceable and perfected Lien on any item of Collateral, which Lien is senior to all other Liens thereon (other than Liens in favor of Custodian to the extent permitted under the Control Agreement), such item of Collateral may be assigned by Lender such Value as Lender determines in its sole and absolute discretion, including a Value of zero, (v) if any Investee Fund Interest constituting part of the Collateral is not registered in the name of Custodian or its nominee promptly upon Borrower’s acquisition thereof, such Investee Fund Interest may be assigned by Lender such Value as Lender determines in its sole and absolute discretion, including a Value of zero, (vi) if Lender is notified by Borrower of, or otherwise gains knowledge of, any insolvency or bankruptcy proceeding of any type instituted by or with respect to any issuer of any item of Collateral or any event that could reasonably be expected to have a Material Adverse Effect on any item of Collateral, such item of Collateral may be assigned such Value as Lender in its sole discretion shall determine, which Value may be zero, and (vii) without prejudice to the foregoing, any item of Collateral may be assigned by Lender such Value as Lender determines in its sole and absolute discretion, including a Value of zero or a negative Value, if Lender determines in its sole discretion that such Value is appropriate for Lender’s risk management purposes.
ARTICLE III
CHANGE IN CIRCUMSTANCES
3.01    Yield Protection. If after the date hereof the introduction of, or any change in, any Law or governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), any interpretation thereof or compliance by Lender therewith:
(a)subjects Lender or any applicable lending office to any Tax on or from payments due from Borrower, excluding any Taxes or Other Taxes required to be paid by Borrower pursuant to Section 3.05 hereof, or changes the basis of taxation of payments to Lender in respect of the Loans or other amounts due it hereunder;
(b)imposes or increases or deems applicable any reserve (including any Reserve Requirement), assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or any applicable lending office; or
(c)imposes any other condition, the result of which is to increase the cost to Lender or any applicable lending office of making, funding or maintaining Loans, to reduce any amount received by Lender or any applicable lending office in connection with Loans or to require Lender or any applicable lending office to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by Lender, then, within fifteen days after demand by Lender, Borrower shall pay Lender that portion of such increased cost incurred or reduction in amount that Lender determines is attributable to making, funding and/or maintaining the Loans and/or the Commitment.

3.02    Changes in Capital Adequacy Regulations. If Lender determines that, after the date hereof, the adoption or implementation of any applicable Law regarding capital adequacy or liquidity requirements for banks or bank holding companies, or any change therein (including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive of any such Person regarding capital adequacy or liquidity (whether or not having the force of law) has the effect of reducing the return on Lender’s capital to a level below that which Lender could have achieved (taking into consideration Lender’s policies with respect to capital adequacy or liquidity immediately before such adoption, implementation, change or compliance and assuming that Lender’s capital or liquidity was fully utilized prior to such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of Lender’s Commitment or outstanding Loans by any amount deemed by Lender in good faith to be material, Borrower shall pay to Lender from time to time on demand, as an additional fee, such amount as Lender determines to be necessary to compensate it for such reduction. The determination by Lender of such amount shall be conclusive in the absence of manifest error. Lender may use any reasonable averaging and attribution methods.
3.03    Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Benchmark, the Lender determines, which determination shall be conclusive, that (i) the making or maintenance of such Benchmark would violate any applicable Law, whether or not having the force of law, or (ii) that quotations of interest rates for the relevant deposits referred to in the definition of any Benchmark are not being provided in the relevant amounts, or that funds of a type and maturity appropriate to match fund such Benchmark are not available, or that the rate of interest based on such Benchmark on any Loan is not likely to adequately cover the cost to the Lender of making or maintaining such Loan, then (x) in the case of clause (i), immediately upon such determination by the Lender, the availability of such Benchmark shall be suspended and any Loans based on such impacted Benchmark that are outstanding at that time shall be converted to either, at the Lender’s option, (a) Base Rate Loans or (b) Loans bearing interest at a rate per annum as determined by the Lender in its sole discretion pursuant to the definition of “Benchmark Replacement”, and (y) in the case of clause (ii), (1) immediately upon such determination by the Lender, the availability of such Benchmark shall be suspended, and (2) any Loans based on such impacted Benchmark that are outstanding at that time shall be converted at the beginning of the Interest Period immediately following such determination to either, at the Lender’s option, (a) Base Rate Loans or (b) Loans bearing interest at a rate per annum as determined by the Lender in its sole discretion pursuant to the definition of “Benchmark Replacement”.
3.04    Funding Reimbursement. If (a) any payment of a SOFR Loan occurs on a date that is not the last day of an Interest Period for such SOFR Loan, whether because of demand for payment, acceleration, mandatory prepayment, optional prepayment or otherwise, (b) any SOFR Loan requested by the Borrower is not made on the date specified by Borrower in any notice delivered pursuant hereto for any reason other than default by Lender, (c) any SOFR Loan is not prepaid or converted on the date specified in any notice delivered pursuant hereto, (d) any SOFR Loan is not continued as such pursuant to the proviso to Section 2.03(b) or (e) any Base Rate Loan is not converted to a SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in each such case, Borrower shall reimburse Lender for any loss or cost (excluding lost profits) incurred by it resulting therefrom, including (but not limited to) any loss or cost in liquidating or employing deposits acquired to fund or maintain such SOFR Loan. Such reimbursement, if any, shall in no case be deemed to be an amount less than $200.
3.05    Taxes. (a) Any and all payments by Borrower hereunder shall be made free and clear of, and without deduction for, any and all Taxes now or hereafter imposed. If Borrower shall be required by law to deduct or withhold Taxes from or in respect of any sum payable hereunder, (i) Borrower shall pay Lender such additional amount as may be necessary in order that the net amount received by Lender after every required deduction or withholding (including any required deduction from, or withholding with respect to, any such additional amount) shall equal the amount Lender would have received had no such deduction or withholding been made, (ii) Borrower shall make such deduction or withholding, (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall obtain and deliver to Lender official receipts from the relevant taxing authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment satisfactory to Lender in its sole discretion.
(b)In addition, Borrower agrees to pay any present or future stamp or documentary taxes and all other excise or property taxes, charges or similar levies (excluding any tax on any transfer or assignment of, or any participation in, this Agreement or any other Credit Document (or any portion there of) that is not made or granted at Borrower’s request) which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (“Other Taxes”). Within 30 days after payment by Borrower of any Other Taxes pursuant to this Section 3.05 (b), Borrower shall obtain and deliver to Lender official receipts from the relevant taxing authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment satisfactory to Lender in its sole discretion.
(c)Borrower will indemnify Lender for the full amount of Taxes or Other Taxes required to be paid by Borrower pursuant to Section 3.05(a) or 3.05(b) but which are asserted directly against Lender and paid by Lender in respect of any payment hereunder or the execution and delivery of any Credit Document (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made with in 15 days after the date Lender makes demand therefor, accompanied by a certificate of Lender setting forth in reasonable detail the amount to be paid to it under this paragraph (c), which certificate shall be, absent manifest error, prima facie evidence of such amount. Nothing contained herein shall impose any obligation on Lender to apply for any refund, or credit or disclose to Borrower or any other Person, its tax returns or any document or information regarding or containing its proprietary information with respect to its tax affairs and computations.
3.06    Lender Statements, Survival of Indemnity. To the extent reasonably possible, Lender shall (upon Borrower’s written request and agreement to reimburse Lender for its costs and expenses incurred in connection therewith) designate an alternate lending office, if available, with respect to SOFR Loans to reduce any liability of Borrower to Lender under Sections 3.01 and 3.02, so long as such designation is not, in Lender’s judgment, disadvantageous to Lender. Lender shall deliver to Borrower a written statement as to the amount due (if any) under Section 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with SOFR Loans shall be calculated as though Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the SOFR Rate applicable to such Loan, whether or not that is in fact the case. Unless otherwise provided herein, the amount specified in any such written statement shall be payable on demand after the receipt by Borrower of the written statement. Borrower’s obligations under Sections 3.01, 3.02, 3.04 and 3.05 shall survive the payment of the Obligations and termination of this Agreement.
3.07    Benchmark Replacement Setting.
(a)    Benchmark Replacement.
(1)Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Lender may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement described in clause (a) of the definition thereof. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(a)(1) will occur prior to the applicable Benchmark Transition Start Date.
(2)Any Swap Agreement shall be deemed not to be a “Credit Document” for purposes of this Section 3.07.
(b)Benchmark Conforming Changes. In connection with the implementation of the S OFR Rate or a Benchmark Replacement, the Lender will have the right to make Benchmark Conforming

Changes with respect to the SOFR Rate or such Benchmark Replacement from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Conforming Changes and (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Credit Document.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including, without limitation, Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”), then the Lender may modify the definition of “Interest Period” or “Term SOFR” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke a Notice of Borrowing, conversion to or continuation of any Loan bearing the rate of such affected Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Bas e Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(f)Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 3.07.
“Benchmark” means, initially, the Adjusted SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Adjusted SOFR Rate or the then-current Benchmark, then

“Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.07.
“Benchmark Conforming Changes” means, with respect to either the use or administration of a Loan bearing interest at a rate based on SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “SOFR”, the definition of “Adjusted SOFR Rate”, the definition of “Term SOFR”, the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the applicability of Section 3.07 and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, an interest rate equal to the sum of: (a) the alternate benchmark rate that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then -current Benchmark for Dollar-denominated bilateral or syndicated credit facilities , and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then -prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bilateral or syndicated credit facilities.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors o f such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.07 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.07.

“IOSCO Principles” has the meaning set forth in Section 3.07(d).
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE IV
CONDITIONS PRECEDENT
4.01    Conditions Precedent to Initial Loan. Lender’s obligation to make the initial Loan hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel in their sole and absolute discretion, of each of the following conditions:
(a)    Lender shall have received the following, each (as applicable) duly executed:
(i)the Security Agreement and all documents contemplated thereby;
(ii)each Control Agreement;
(iii)a copy of the Custody Agreement and all of the Cash Account Documents;
(iv)certified copies of (A) the Constitutive Documents of Borrower, (B) resolutions of the board of directors of Borrower authorizing and approving the execution, delivery and performance by Borrower of this Agreement and the other Facility Documents and the borrowings hereunder or, if Borrower is not a corporation, equivalent authorizing acts of its governing body, if any, and (C) documents evidencing all other necessary corporate or other organizational action and governmental approvals, if any, with respect to this Agreement and any other Facility Document and the transactions contemplated hereby and thereby;
(v)a certificate of Borrower, executed by a director or authorized officer, certifying the names, titles and true signatures of the directors and officers of Borrower authorized to sign this Agreement or any other Facility Document and to make borrowings hereunder and stating that Lender is entitled to rely thereon until informed of any change by Borrower in writing;
(vi)a certificate issued by the Secretary of State of Delaware, dated a date not earlier than ten Business Days prior to the Closing Date, as to the valid existence and good standing of Borrower;
(vii)written opinion(s) of counsel to Borrower;
(viii)at Borrower’s expense, evidence of the due filing in each appropriate jurisdiction of such documents, and the taking of all such other actions, as are required to obtain a first priority, perfected Lien on the Collateral;
(ix)at Borrower’s expense, the results of tax, judgment and lien searches on Borrower in all jurisdictions specified by Lender, each dated a date not more than ten Business Days prior to the Closing Date; and

(x)such other approvals, opinions and documents relating to the organization, existence and good standing of Borrower, this Agreement and the transactions contemplated hereby as Lender shall have requested.
(b)    Borrower shall have reimbursed Lender for legal fees incurred on behalf of Lender pursuant to Section 8.04 that have been invoiced to Borrower.
4.02    Conditions Precedent to Each Loan. Lender shall not be required to make any Loan (including the initial Loan), to continue a Loan for an additional Interest Period or to convert Loans of one Type to the other Type, unless on the applicable Credit Date:
(a)    Lender has received, in the case of (i) the making of a Loan, the relevant Notice of Borrowing, or (ii) the conversion of a Loan, the relevant Notice of Conversion, in each case executed by any Person reasonably believed by Lender to be an Authorized Person;
(b)No Default exists or would result from such borrowing or the application of the proceeds thereof, such continuation or such conversion;
(c)Borrower’s representations and warranties contained in Article V, in the Security Agreement, and in each of the other Facility Documents are true and correct in all material respects on and as of such Credit Date as though made on and as of such Credit Date;
(d)There has not been promulgated, enacted, entered or enforced by any governmental or regulatory authority, body or entity any Law applicable to the transactions contemplated hereby, nor is there pending any action or proceeding by or before any such authority, body or entity involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially affect the execution, delivery, performance or enforceability of the Facility Documents, or the making of the Loans or the enforceability, perfection or priority of Lender’s Lien on the Collateral;
(e)Lender has received from counsel to Borrower (who shall be reasonably satisfactory to Lender) a written opinion, in form and substance satisfactory to Lender, addressed to Lender and dated the date of such borrowing, conversion or continuation covering such matters incident to the transactions contemplated hereby as Lender may request, if as a result of a change in Law or change in other circumstances, Lender has requested such an opinion;
(f)All legal matters incident to the making, continuation or conversion o f such Loan are satisfactory to Lender and its counsel; and
(g)There shall have occurred no event, condition or circumstance which Lender reasonably determines constitutes, or could constitute, a Material Adverse Effect.
Each borrowing, continuation or conversion of a Loan shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.02 (b), (c), and (d) have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
So long as the Commitment is in effect and until the full payment and performance of all of the Obligations, Borrower represents and warrants to Lender on a continuous basis:
5.01    Borrower Existence and Standing. Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified and in good standing as a foreign company in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires it to so qualify or be licensed and where failure so to qualify and be in good standing or to be licensed could have a Material Adverse Effect, and (c) has all requisite power and authority to own the Collateral, to own or lease and operate its other properties, and to carry on its business as now conducted and as proposed to be conducted
5.02    Power and Authority; No Conflict. The execution, delivery and performance by Borrower of this Agreement, and the other Facility Documents, and the grant of the Lien contemplated hereby with respect to the Collateral, are within its powers, have been duly authorized by all necessary action and do not (a) result in or require the creation or imposition of any Lien upon any property or assets of Borrower other than Liens permitted by Section 6.02(b), (b) violate any Law (including but not limited to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and the Investment Company Act, and any regulations issued under any such Law), order, writ, judgment, injunction, decree, determination or award, except for any such violation that would not have a Material Adverse Effect, (c) contravene Borrower’s Constitutive Documents, or (d) contravene any contractual restriction binding on Borrower or require any consent under any agreement or instrument to which Borrower or any of its Affiliates is a party or by which it or any of its properties or assets is bound. No limitation on the powers of Borrower to borrow, including, without limitation, under the Investment Company Act or as set out in the Prospectus or its Investment Guidelines, will be exceeded as a result of borrowings under this Agreement.
5.03    No Filings or Approvals. Except for any filings specifically provided for in the Security Agreement or in Section 4.01 hereof, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or entity or any other third party (except such as have been obtained or made and are in full force and effect) is required to authorize, or is required in connection with (a) the execution, delivery and performance by Borrower of any Facility Document or the grant of the Security Interest under the Security Agreement, (b) the legality, validity, binding effect or enforceability of any Facility Document, or (c) the validity, enforceability, perfection or priority of any Lien created under any Facility Document.
5.04    Execution; Validity. This Agreement and the other Facility Documents have been duly executed and delivered and are, and any other Facility Document entered into after the date hereof will be duly executed and delivered and will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar Law affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
5.05    Financial Statements; No Material Adverse Effect. (a)    The financial statements of Borrower and its Subsidiaries provided to Lender pursuant hereto or in connection herewith are true, accurate and complete as of the date thereof and fairly present, in accordance with GAAP, the financial condition and results of operations of Borrower as of the date hereof and for the period covered thereby. There are no material liabilities, contingent or otherwise of Borrower or its Subsidiaries which are not reflected in such financial statements or the notes thereto.
(b)    There has occurred no Material Adverse Effect on the financial condition of, or results of operations of, Borrower from those reflected in the most recent financial statements of Borrower and its Subsidiaries delivered to Lender on or prior to the date of this Agreement, and there does not exist on the date hereof, and there has not occurred since the date of such financial statements, any event, condition or circumstance which has or can reasonably be expected to have, a Material Adverse Effect.
5.06    No Litigation. There is no pending or threatened action or proceeding affecting Borrower or the Investment Manager before any court, governmental agency or arbitrator that (a) could reasonably be expected to have a Material Adverse Effect, (b) purports to affect the legality, validity or enforceability of this Agreement or any other Facility Document or (c) alleges any impropriety, illegality, gross negligence or fiduciary breach related to the performance of services by such Person.
5.07    Governmental Regulation; Investment Company Act. Borrower has the following status: (i) it is duly registered under the Investment Company Act, (ii) it is a “management company” within the meaning of Section 4 of the Investment Company Act, (iii) it is a “closed-end company” and a “nondiversified company” in each case within the meaning of Section 5 of the Investment Company Act, (iv) to its knowledge and as is apparent from its books and records, it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of Lender, nor is a person of which Lender, or any “affiliated person” of Lender, is an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act), (v) it is not a person with respect to which Lender or any “affiliated person” of Lender, has acted in the capacity of “principal underwriter” or “promoter” (as those terms are defined in Section 2(a)(20) and (30) of the Investment Company Act, (vi) it operates as an “interval fund” pursuant to Rule 23c-3 under the Investment Company Act, (vii) it is not a “business development company” within the meaning of the Investment Company Act, and (vi) it is in compliance with its Investment Guidelines. Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Debt under the Facility Documents, except for the limitations set forth in the Investment Company Act, state securities laws to the extent applicable, the Investment Guidelines and its Constitutive Documents.
5.08    Compliance with Law, Agreements, Etc. (a) Each of Borrower and its Subsidiaries is, and since the date of its formation has been, in compliance with all Laws (including the Investment Comp any Act) binding on or applicable to it or its properties except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect.
(b)Each material agreement or instrument to which Borrower is a party or which relates to the Collateral is in full force and effect, and Borrower is not in default under any provision of any such material agreement or instrument.
(c)All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of Borrower and each of its Subsidiaries have been duly obtained and are in full force and effect except where the failure to obtain and maintain any of the foregoing would not have a Material Adverse Effect. There are no restrictions or requirements which limit Borrower’s ability lawfully to conduct its business or perform its obligations under this Agreement or any other Facility Document.
5.09    Schedules. (a) Schedule 5.09 sets forth as of the date hereof a list of all Subsidiaries and Consolidated VIEs of Borrower and its percentage ownership interest therein.
(b)    All Schedules attached to this Agreement are true, complete and correct on the date hereof.
5.10    Good Title. Borrower has good and marketable title to all Collateral, free and clear of Liens, other than Liens permitted by Section 6.02. Except as set forth on Schedule 5.10, neither Borrower nor any of its Subsidiaries has made any registrations, filings or recordations in any jurisdiction evidencing or referring to a Lien on any Collateral, including but not limited to the Register and/or UCC-1 financing statements.
5.11    Taxes. (a) Each of Borrower and its Subsidiaries has filed all income tax returns and all other material tax returns that are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for taxes contested in good faith as to which adequate reserves have been provided in accordance with GAAP. Neither Borrower nor any of its Subsidiaries has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Borrower or such Subsidiary or is aware of any circumstances that would cause the taxable years or other taxable periods of Borrower or such Subsidiary not to be subject to the normally applicable statute of limitations.
(b)    Borrower has elected to be treated as, and has qualified as, a “regulated investment company” (as defined in Section 851(a) of the Code) for U.S. federal income tax purposes and has never failed to qualify as such for any taxable year. Borrower has never failed to qualify for tax treatment, and has never been subject to tax under Subchapter C of the Code.
5.12    Margin Regulations. (a) Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    None of the transactions contemplated by this Agreement or the other Facility Documents, including the making of the Loans hereunder and the application of the proceeds of the Loans by Borrower, violates or will violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System or the Investment Company Act, and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of such regulations. Immediately following the making and application of each Loan, subject to the provisions of Section 6.02, not more than 25% of the value of the assets of Borrower will consist of Margin Stock, and none of the Collateral includes or will include Margin Stock (except, in either case, if and to the extent that Investee Fund Interests are at any time deemed to be Margin Stock).
5.13    Impairment of Collateral. Except as disclosed to Lender in writing, Borrower has no knowledge of any insolvency or bankruptcy proceeding of any type instituted by or with respect to any is suer of Collateral or any other event or circumstance that could reasonably be expected to have a Material Adverse Effect.
5.14    No Immunity from Jurisdiction. Neither Borrower, nor any of its assets, properties or revenues, has any right of immunity on the grounds of sovereignty or otherwise from juris diction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.
5.15    Ranking of Loans; Borrower’s Debt. The Loans constitute direct, general, unconditional and unsubordinated Debt of Borrower. Borrower has no Debt, other than Debt under the Facility Documents and Debt set forth on Schedule 5.15.
5.16    Accurate Information. All information (a) provided to Lender with respect to Borrower and its Affiliates or their assets by or on behalf of Borrower in connection with the negotiation, execution and delivery of this Agreement and the other Facility Documents, or the transactions contemplated hereby and thereby, was (or will be), on or as of the applicable date of provision thereof, complete and correct in all material respects and does not (or will not) contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statement s were made. To the best of Borrower’s knowledge, all information provided or to be provided by or on behalf of Borrower to Lender in respect of the Collateral is and will be (as of the date on which it is so furnished) true and correct in all material respects and does not and will not (as of such date) omit to state any fact necessary to make such information not misleading in light of the time and circumstance under which information was furnished to Lender.
5.17    ERISA. None of the assets of the Borrower constitute “plan assets” for purposes of Section 406 of ERISA and/or Section 4975 of the Code, or for purposes of any other applicable statute, regulation or other rule which is materially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), and the Borrower or the Investment Manager will provide notice to the Lender in the event that the Borrower is aware that it is in breach of this representation and warranty or is aware that with the passing of time, giving of notice or expiration of any applicable grace period it will be in breach of this representation and warranty.
ARTICLE VI
COVENANTS
6.01    Affirmative Covenants. So long as the Commitment is in effect and until the full payment and performance of all of the Obligations, Borrower agrees that, unless Lender otherwise consents in writing:
(a)Existence, Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and remain or become qualified to engage in business and in good standing in all jurisdictions in which the character of its properties or the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all Laws (including the Investment Company Act) that now or at any time hereafter may be applicable to it, noncompliance with which would reasonably be expected to have a Material Adverse Effect except for those Laws the necessity of compliance with which is being contested in good faith by appropriate proceedings provided such contest does not pose risk of forfeiture or impairment of any Collateral or impairment of the validity, perfection or priority of Lender’s Lien thereon. Borrower shall meet the requirements of, and shall maintain in full force and effect its registration as, a closed-end company under the Investment Company Act.
(b)Preservation of Rights. Borrower will, and will cause each of its Subsidiaries to, preserve all of its rights, licenses and other assets that are used or useful in the conduct of its business.
(c)Financial Information and Reports, Notices. Borrower will keep proper books, records and accounts in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs in accordance with GAAP and Borrower will furnish to Lender the following; provided, however, that, solely with respect to clauses (i) and (vi) below, the posting and continued availability of such information online via EDGAR or Borrower’s publicly accessible website within the applicable time periods shall fulfill the obligation to furnish such information:
(i)    as soon as available and in any event within 180 days after the end of each fiscal year of Borrower, its annual financial statements, including all notes thereto, which statements shall include a statement of financial position as of the end of such fiscal year and statements of operations and of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GA A P and accompanied by an unqualified report and opinion of independent certified public accountants of national standing and reputation (or other independent certified public accountants acceptable to Lender in its sole discretion), which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of Borrower and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP;
(ii)    as soon as possible and in any event within two Business Days after Borrower obtains actual knowledge of the occurrence of:
(A)any Default that has occurred and is continuing,
(B)any actual or threatened litigation or other event that, if adversely determined to Borrower, could reasonably be expected to have a Material Adverse Effect,
(C)any insolvency or bankruptcy proceeding of any type instituted by or with respect to any issuer of Collateral or any event or circumstance which has, or could have, a Material Adverse Effect on any item of Collateral,
(C)    delivery of a notice by any party to terminate the Control Agreement, the Custody Agreement or any other documents between the Borrower and the Custodian relating to any Collateral Account,
(C)    the Lender being an “affiliated person”, or an affiliated person of an affiliated person, of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act), or
(C)    any assertion (whether written or oral) by a Governmental Authority that the Borrower is not or may not qualify as a “registered investment company” under the Code, a statement of an Authorized Person setting forth the details thereof and the action Borrower has taken and proposes to take with respect thereto;

(iii)    (A) promptly after the end of each calendar month, but in any event, within twenty (20) days after the end of such calendar month, and promptly at such other times as may be requested by the Lender, a statement of all Collateral as at the end of such calendar month, prepared by the Custodian in electronic format as a spreadsheet (the form of which shall be provided by or approved by the Lender), and based upon the latest reported values of positions held in the Collateral Accounts, and (B) access to the daily Cash and Investee Fund positions at the Custodian electronically, via daily e-mail reports or via other means reasonably acceptable to the Lender;
(iv)    simultaneously with delivery thereof to the Custodian, copies of any written instructions (including instructions delivered via electronic transmission) delivered to the Custodian with respect to a Collateral Account and/or assets held therein;
(v)    at least 30 days’ prior written notice of any proposed Change in Key Management;
(vi)    promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement (other than the exhibits thereto and any registration statement on Form N-1A or Form N-2, as the case may be, or its equivalent, including any supplements thereto), the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature (unless previously delivered pursuant to clause (a) or (b) above), in each case as they relate to the Borrower; and
(v)    promptly after request therefor, such other business and financial information respecting the financial or other condition or operations of Borrower, any of its Subsidiaries or any Consolidated VIE as Lender may from time to time reasonably request.
(d)Change in Nature of Business. Borrower will remain principally engaged in the business of investing in securities and other financial assets.
(e)Use of Proceeds. Borrower will use the proceeds of the Loans for operating and investment purposes in accordance with its Constitutive Documents and Investment Guidelines. Without prejudice to the foregoing, Borrower will not use the proceeds of the Loans for the purchase of real property in the State of Florida nor for the purchase of personal property for use in the State of Florida.
(f)Payment of Taxes, Etc. Borrower will, and will cause each of its Subsidiaries to, pay and discharge, before the same become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided that Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, claim or charge if (i) such tax, assessment or claim is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, and (ii) such failure to pay does not create a risk of forfeiture or loss of the Collateral or the impairment of Lender’s Lien thereon.
(g)Visitation Rights. Borrower will, at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit Lender or any agent or representative thereof to (i) visit the properties and offices of Borrower and discuss the affairs, finances, assets and accounts of Borrower, its Subsidiaries and any Consolidated VIEs with any of its officers or directors and examine and make copies of and abstracts from its records and books of account, and (ii) discuss the affairs, finances, assets and accounts of Borrower, its Subsidiaries and any Consolidated VIEs with its Investment Manager and its accountants, including any independent certified public accountants retained by Borrower.
(h)[Reserved].
(i)Performance Reports. In respect of each Investee Fund Interest, Borrower will irrevocably instruct (or cause Custodian to instruct) the manager, general partner or administrator of the respective Investee Fund to deliver directly to Lender, as soon as available and in any event within 30 days after the end of each calendar month, a report setting forth monthly performance information for such Investee Fund.

6.02    Negative Covenants. So long as the Commitment is in effect and until the full payment and performance of all of the Obligations, Borrower agrees that, unless Lender otherwise consents in writing:
(a)    [Reserved].
(b)    Liens. Borrower will not create, incur, assume or suffer to exist any Lien upon any item of Collateral, whether now owned or hereafter acquired, except:
(i)Liens in favor of Lender or Collateral Agent created under the Credit Documents;
(ii)Liens in favor of Custodian created under the Custody Agreement or in favor of the Custodian arising by operation of law, to the extent permitted under the Control Agreement; and
(iii)Liens imposed by law for taxes or other charges that are not yet due or are being contested in good faith by appropriate proceedings.
(c)    Mergers, Transfer of Assets, Etc. Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person; provided that any of Borrower’s Subsidiaries may merge or consolidate with or into (or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to) Borrower or any wholly-owned Subsidiary of Borrower if, in each such case, no Default has occurred and is continuing at the time of such merger, consolidation, conveyance, transfer, lease or disposition referred to in this proviso or would occur as a result thereof.
(d)    Amendment of Constitutive Documents, Etc. Borrower will not consent to any material amendment, supplement or other modification of any of the terms or provisions of its Constitutive Documents relating to:
(i)the power to borrow money and pledge assets;
(ii)its investment objectives and strategies
(e)    Incurrence of Debt. Borrower will not create, incur, assume or suffer to exist any Debt, except Debt under this Agreement or Debt listed on Schedule 5.15 hereto. Notwithstanding the foregoing, Borrower shall not create, incur, assume, guarantee, or otherwise become or remain liable with respect to any other Debt to the extent it would violate the Investment Company Act.
(f)    Prohibited Transactions. (i) Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction that does not comply with the Investment Guidelines and the Investment Company Act. (ii) Notwithstanding the Loan Limit then in effect and Sections 2.01 and 2.05, Borrower will not at any time withdraw Property from a Collateral Account if, upon giving effect to such withdrawal, the aggregate outstanding principal amount of the Loans would exceed the Loan Limit (as if the date of withdrawal is a Borrowing Date for purposes of the definition of Loan Limit).
(g)    Dividends, Etc. : So long as there has occurred and is continuing a Default, Borrower will not declare or make any dividend payment or other distribution of assets, property, cash, rights, obligations or securities on account of any equity interests of Borrower, or purchase, redeem, retire or otherwise acquire for value any equity interests of Borrower, or any warrants, rights or options to acquire any such interests or shares, now or hereafter outstanding.
(h)    Advances and Investments. Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock,

obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except for the purpose of making investments contemplated by the Borrower’s Investment Guidelines, provided that no such investment may in any event be made if (i) any Default is then in existence, or (ii) such investment constitutes a Consolidated VIE.
(i)    Sanctions. The Borrower will not, and will not permit any of its Subsidiaries to, use and shall procure that it and its respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to the Borrower or the Lender.
ARTICLE VII
DEFAULTS
7.01    Events of Default. If any one or more of the following events (“Events of Default”) occurs and is continuing:
(a)    Borrower fails to pay when due any principal of any Loan;
(b)Borrower fails to pay when due any interest on any Loan or any other amount payable hereunder or under any other Facility Document (other than principal), and such failure remains unremedied for two Business Days;
(c)any representation or warranty made by Borrower herein or in any other Facility Document or by Borrower (or any of its officers or representatives) in connection with this Agreement or any other Facility Document is incorrect in any material respect when made or deemed to have been made;
(d)Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01(a) (with respect to itself), 6.01(d), 6.01(e), or 6.02
(e)Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and such failure remains unremedied for five Business Days after the earlier of (i) the date Borrower has actual knowledge thereof and (ii) the date notice thereof has been given to Borrower by Lender;
(f)Borrower fails to pay all or any portion of the principal of any Debt of Borro we r (other than the Loans) for or in respect of borrowed money that is outstanding in an aggregate principal amount of at least $200,000 when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) and such failure to pay continues beyond the applicable grace period, if any, specified in the agreement or instrument governing or evidencing such Debt; or any other event occurs or condition exists under any agreement or instrument relating to any such other Debt if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease any such Debt is required to be made, in each case prior to the stated maturity thereof;
(g)Borrower or any of its Subsidiaries or the Custodian fails to pay its debts generally as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Borrower or any of its Subsidiaries or the Custodian seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against Borrower or any of its Subsidiaries or the Custodian, such proceeding remains undismissed or unstayed for a period of 30 days; or a receiver, trustee, custodian or similar official is appointed for Borrower or the Custodian or for all or a substantial part of its property; or Borrower or any of its Subsidiaries or the Custodian is adjudicated bankrupt or insolvent, or an “order for relief” is entered in respect of Borrower or any of its Subsidiaries or the Custodian under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or similar Law of any jurisdiction; or Borrower or the Custodian is dissolved or liquidated; or Borrower or any of its Subsidiaries or the Custodian takes any action to authorize any of the actions set forth above in this paragraph;
(h)any judgment or order for the payment of money in excess of $1,000,000 is rendered against Borrower or any of its Subsidiaries and either (x) enforcement proceedings are commenced by any creditor upon such judgment or order that are not stayed or dismissed within 30 days after the commencement of such proceedings or (y) there is any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect, or such judgment remains unpaid, or (ii) any non-monetary judgment is entered against Borrower or any of its Subsidiaries and Lender reasonably determines that such judgment has or could be expected to have a Material Adverse Effect, whether or not Borrower or its Subsidiaries has or will comply with such judgment;
(i)any Default under (and as defined in) the Security Agreement occurs and is continuing;
(j)Borrower denies or disaffirms any of its obligations under this Agreement or any other Facility Document or asserts that such obligations are unenforceable or invalid; or any Law purports to render invalid, or preclude enforcement of, any provision of this Agreement or any other Facility Document or impairs the performance of Borrower’s obligations hereunder or under any other Facility Document; or any dominant authority asserting or exercising de jure or de facto governmental or police powers, by moratorium Law or otherwise, cancels, suspends, modifies or defers the obligation of Borrower or any of its Subsidiaries to pay any amount required to be paid hereunder or under any other Facility Document or to perform any other obligations of Borrower hereunder or thereunder;
(k)any government or governmental or regulatory body or authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property, membership interests, shares of capital stock or other assets of Borrower or any of its Subsidiaries or assumes custody or control of such property or other assets or of the business or operations of Borrower or any of its Subsidiaries or takes any action for the dis solution or disestablishment of Borrower or any of its Subsidiaries or any action that would prevent Borrower or any of its Subsidiaries or its officers from carrying on the business of Borrower or any of its Subsidiaries or a substantial part thereof or performing its obligations hereunder and under the other Facility Documents;
(l)any government or governmental or regulatory body or authority imposes restrictions on the availability of freely transferable Dollars to Persons, or Dollars are, in Lender’s reasonable judgment, unavailable at all or at a commercially reasonable rate of exchange, and in any such event Borrower does not, within five Business Days after notice from Lender, demonstrate to Lender’s satisfaction that such restrictions will not have a Material Adverse Effect;
(m)any investigative, administrative or judicial proceeding shall be initiated involving an allegation, or which results in a determination, that Borrower, the Custodian or any of their respective Affiliates shall have violated in any material respect criminal law or, with respect to the Investment Manager, any civil law or regulation applicable to it in the performance of its duties as an investment manager;
(n)a Change of Control occurs;
(o)a Change in Key Management occurs which, in Lender’s good faith judgment, could have a Material Adverse Effect;

(p)(i) the Custodian shall cease to be the sole and exclusive securities intermediary (and depository bank, as applicable) of any Collateral attributable to the Custodian, unless such Collateral has been migrated to a replacement, in a manner satisfactory to Lender, (ii) any event or circumstance shall occur which has had or could reasonably be expected to have a Custodian Material Adverse Effect, (iii) the Custodian shall default in any of its obligations under the Control Agreement or Custody Agreement or (iv) the Custodian (A) shall fail to have adequate routines and processes for accurate and timely reporting on accounts or shall otherwise be found deficient in its operations during inspections, conducted from time to time, by Lender or (B) shall otherwise cease to be a securities intermediary approved by Lender (as determined by Lender in its sole discretion), unless in the cases of clauses (A) or (B) the Borrower (x) within five (5) Business Days of notice thereof by Lender (the “Trigger Date”) establishes a custody account with a replacement securities intermediary approved by Lender in its sole discretion, (y) within ten (10) Business Days of the Trigger Date, causes such replacement securities intermediary to deliver an executed control agreement with respect to such new custody account satisfactory to Lender in its sole discretion, enters into an amendment to this Agreement and other Finance Documents adding references to the new custody account and replacement securities intermediary (and delivers such closing certificates, opinions and other closing documents in connection with such amendment as Lender may require) and submits instructions to the Custodian for the transfer of all applicable Collateral to such replacement securities intermediary to be credited to such new custody account and (z) within forty five (45) days of the Trigger Date, causes all applicable Collateral to be transferred to such replacement securities intermediary and credited to such new custody account;
(q)(i) the Net Asset Value of Borrower at any time shall fail to be at least 75% of the highest Net Asset Value of Borrower during the period of twelve (12) consecutive calendar months ended at or most recently prior to such time; or (ii) the Net Equity of Borrower at any time shall be less than 50% of the highest level of Net Equity of Borrower during the period of twelve (12) consecutive calendar months ended at or most recently prior to such time; or
(r)any other event or condition occurs or exists that, in Lender’s good faith judgment, could reasonably be expected to have a Material Adverse Effect; then, and at any time thereafter, Lender may by notice to Borrower, (x) declare the Commitment to be terminated, whereupon it shall immediately terminate, and/or (y) declare the Loans, all interest thereon and all other amounts payable under this Agreement or any other Facility Document, including any applicable Prepayment Fee, to be forthwith due and payable, whereupon the Loans, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all o f which are hereby expressly waived by Borrower; provided that upon the occurrence with respect to Borrower of any Event of Default specified in paragraph (g) of this Section 7.01, the Commitment shall automatically terminate immediately and the Loans, all such interest and all such other amounts, including any applicable Prepayment Fee, shall automatically be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.
ARTICLE VIII
MISCELLANEOUS
8.01    Amendments and Waivers. (a) Without prejudice to Section 8.01(b), no amendment or modification of any provision of this Agreement shall be effective unless it is in writing and signed by Lender and Borrower.
(b)    No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by Lender. Any waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof or an acquiescence therein, nor shall the making of a Loan or acquiescence to the conversion of a Base Rate Loan to a SOFR Loan when a Default exists or Borrower is unable to satisfy the conditions precedent thereto (and notwithstanding that Lender may have had notice or knowledge or reason to believe that such Default or inability existed at the time of such Loan or conversion) constitute any such waiver or acquiescence. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding anything to the contrary set forth herein, Lender may, without the consent of the Borrower, enter into amendments or modifications to this Agreement or any of the other Credit Documents as the Lender deems appropriate in order to implement any Benchmark Replacement or any Benchmark Conforming Change or otherwise effectuate the terms of Section 3.07 in accordance with the terms thereof.
8.02    Notices. Except as otherwise specified herein, all notices, requests, demands o r other communications to or upon the respective parties hereto under or with respect to this Agreement shall be in writing unless otherwise specified herein. Written notices shall be deemed to have been duly given or made (x) five (5) Business Days after being mailed (properly addressed with first-class postage prepaid), or (y) upon actual receipt thereof by the receiving party, if delivered by hand, overnight courier, or facsimile transmission (and, if received on any day that is not a Business Day or after close of business on a Business Day, at the opening of business of the receiving party on the next succeeding Business Day); provided that notice to Lender shall not be effective until actually received by it. Each such notice shall be addressed to the addressee at its address or facsimile number set forth below, or at such other address or facsimile number as such addressee may here after specify by a written notice to the other party.
As of the date hereof, the address, telephone number, email, and facsimile number of each party are:
Borrower:    USQ Core Real Estate Fund
235 Whitehorse Lane, Suite 200
Kennett Square, PA 19348
Attention: Keith Downing
Office Telephone Number: +1 (484) 731-0033
Mobile Telephone Number: +1 (610) 504 5226
Email: kdowning@usq.com

Lender:    Royal Bank of Canada - New York branch
200 Vesey Street, 14th Floor
New York, NY 10281-8098
Attention: Portfolio Services Group
Telephone Number: (212) 858-6001
Facsimile Number: (212) 437-1994

8.03    Preservation of Rights. All rights and remedies contained in the Facility Documents or afforded by law or equity shall be cumulative, and all shall be available to Lender until this Agreement has terminated and the Obligations have been paid in full.
8.04    Expenses; Indemnity. (a) Borrower agrees to pay and reimburse on demand all of Lender’s reasonable costs and expenses, including (but not limited to) the fees and expenses of its counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Facility Documents and other documents to be delivered hereunder or in respect of the transactions contemplated hereby in an amount not to exceed, together with similar amounts incurred in connection with a credit facility entered into on or about the date hereof between Lender and PREDEX, $100,000 in the aggregate, and (ii) any amendment, consent or waiver with respect to any of the foregoing. Borrower further agrees to pay on demand all costs and expenses (including but not limited to reasonable counsel fees and expenses), if any, incurred by Lender in connection with administration, modification and supplementation of this Agreement or any other Facility Document or the Collateral, and the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, any other Facility Document or any other document delivered hereunder or thereunder or in respect of the transactions contemplated hereby or thereby.
(b)    Borrower shall indemnify Lender and Collateral Agent and each of their respective Affiliates and the respective officers, directors, employees, agents and advisors of Lender and Collateral Agent and their respective Affiliates (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including but not limited to reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to (i) the execution, delivery and performance by Lender or Collateral Agent of the Credit Documents, the grant to or possession by Lender or Collateral Agent of a security interest in the Collateral or the making by Lender of Loans, (ii) any breach by Borrower of any representation, warranty, covenant or agreement contained in any Facility Documents or the occurrence of any Default or Event of Default thereunder, (iii) the enforcement by Lender or Collateral Agent of any rights or remedies under the Credit Documents or the enforcement of any security interest in any Collateral, (iv) any information contained in any Client Documents (as defined in the Custody Agreement) being false or misleading in any respect, and/or (v) any investigation, litigation, proceeding, or claim or the preparation of any defense with respect thereto arising out of or in connection with or relating to any of the foregoing or to this Agreement, any other Facility Document, the transactions contemplated hereby or thereby, the Collateral (including but not limited to (x) substitution or reallocation, and (y) any payment made by Lender or Collateral Agent under an indemnity provided by it to an issuer of Collateral in connection with such issuer’s consent to the pledge of such Collateral), any consent (or lack of consent) rendered by Lender or Collateral Agent in connection with Collateral, or any use made or proposed to be made of the proceeds of the Loans, whether or not such investigation, litigation, proceeding or claim is brought or asserted by Borrower, any of its members, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not the conditions precedent set forth in Article IV are satisfied or the transactions contemplated by this Agreement are consummated, except, as to any Indemnified Party, to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment of such court.
8.05    Binding Effect. This Agreement shall become effective when it has been executed and delivered by each of Borrower and Lender.
8.06    Successors and Assigns; Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and as signs permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any assignment by Borrower without such consent shall be null and void). Lender may assign or otherwise transfer any of its rights or obligations hereunder (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (c) of this Section, or (iii) by way of pledge, assignment, or grant of a Lien subject to the restrictions of paragraph (d) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent provided in paragraph (c) of this Section, Participants) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Lender may at any time, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided that no such consent by Borrower shall be required if (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to an Affiliate of Lender. From and after the effective date of the assignment, the assignee shall be a party to this Agreement as a lender with respect to the interest assigned and, to the extent of the interest assigned to it, have the rights and obligations of Lender under this Agreement, and the assignor shall, to the extent of the interest assigned by it, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the assignor’s rights and obligations under this Agreement, the assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Sections 8.04 and 8.19 with respect to facts and circumstances occurring prior to the effective date of such assignment.
(c)Lender may at any time, without the consent of or notice to Borrower, sell participations to any Person (a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Borrower agrees that each Participant shall be entitled to the benefits of Article III to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.12 as though it were a Lender.
(d)Notwithstanding the foregoing, Lender may at any time pledge, assign or grant a Lien on all or any portion of its rights under this Agreement (including the Loans) to secure obligations of Lender, including without limitation any pledge, assignment or grant of a Lien to a Federal Reserve Bank; provided that no such pledge, assignment or grant of a Lien shall release Lender from any of its obligations hereunder or substitute the pledgee, assignee, or grantee for Lender as a party hereto.
8.07    Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under this Agreement or any other Facility Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, and such judgment, order or award is expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent of the amount of Dollars that Lender may purchase with a payment in the Judgment Currency on the Business Day following Lender’s receipt of such payment, and (b) to indemnify and hold harmless Lender against any deficiency in Dollars in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder and shall apply irrespective of any time or other indulgence granted by Lender.
8.08    Severability. Any provision in this Agreement or any other Credit Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Credit Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate such provision or render it unenforceable in any other jurisdiction.
8.09    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
8.10    Survival. Borrower’s obligations hereunder shall remain in full force and effect during the term of this Agreement. Borrower’s obligations under Sections 3.01, 3.02, 3.04, 3.05, 8.04, and 8.07 shall survive termination of this Agreement.
8.11    No Fiduciary Relationship. Borrower acknowledges that Lender does not have a fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with the Credit Documents and the relationship between Lender and Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.
8.12    Right of Set-off. In addition to, and without limitation of, any rights of Lender under applicable Law, if any Event of Default occurs, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness matured or not yet due (and denominated in any currency) at any time held or owing by Lender or any of its Affiliates (including but not limited to by any of their branches and agencies wherever located) to or for the credit or the account of Borrower against and on account of the Obligations, including but not limited to all claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, whether or not Lender shall have made any demand hereunder or thereunder and although such obligations, liabilities or claims, or any of them, shall be contingent or unmatured or denominated in a currency other than Dollars. For purposes of effecting any such set-off, Lender may convert any deposit or other indebtedness from one currency to another at the exchange rate prevailing on the date of such set -off, as determined by Lender.

8.13    Entire Agreement; Headings. This Agreement and the other Credit Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof. Headings to sections and subsections in this Agreement are for the convenience of the Parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.
8.14    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
8.15    Submission to Jurisdiction; Waiver of Immunity. (a) For purposes of any suit, action or proceeding involving this Agreement or any other Credit Document or any judgment entered by any court in respect of such suit, action or proceeding, Borrower expressly submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, and agrees that any order, process or other paper may be served upon Borrower within or without such court’s jurisdiction by mailing a copy by registered or certified mail, postage prepaid, to Borrower at Borrower’s address for notices provided in this Agreement, such service to become effective 30 days after such mailing. Borrower irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Borrower hereby irrevocably appoints Union Square Capital Partners, LLC, 235 Whitehorse Lane, Suite 200, Kennett Square, PA 19348 (“Process Agent”) as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, Borrower agrees to designate a new agent in The City of New York for the purposes of this provision reasonably satisfactory to Lender. Nothing contained in this Agreement or any other Credit Document shall affect Lender’s right to serve legal process in any other manner permitted by Law or to bring any action or proceeding against Borrower or Borrower’s property in the courts of other jurisdictions.
(b)    To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Facility Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth herein shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for purposes of such Act.
8.16    Customer Identification Program Requirements. Lender hereby notifies Borrower that pursuant to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), amending the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with such Acts. Lender may also request identifying documents of Borrower. Borrower agrees that it will promptly comply with any request by Lender for any such information. Lender may also screen Borrower against various databases and lists to determine whether Borrower appears thereon.

8.17    Recordings. Borrower and Lender consent to the recording of all telephonic or electronic communications made in respect hereof or in respect of the other Credit Documents and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement or any other Credit Document.
8.18    WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND AGREE THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
8.19    WAIVER OF CERTAIN CLAIMS. BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST LENDER AND ITS OFFICERS, DIRECTORS OR EMPLOYEES, AND HEREBY WAIVES, ANY CLAIMS IT MAY AT ANY TIME HAVE FOR PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
8.20    Additional Representations and Agreements of Investment Manager and Borrower with Respect to ERISA Matters. (a) The Investment Manager (as investment manager for the Borrower and in its own capacity) and the Borrower, jointly and severally, agree to indemnify and hold harmless each Indemnified Party from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against any such Indemnified Party in connection with any actual or prospective claim, litigation, investigation or proceeding brought or threatened (whether or not such Indemnified Party is designated a party thereto) relating to or as a result of any of the representations set forth in Section 5.17 being or becoming untrue; provided, that such indemnity shall not, as to any Indemnified Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
(b)    The Investment Manager (as investment manager for the Borrower and in its own capacity) and the Borrower understand and acknowledge that the Lender may sell any Loan, sell participations in any Loan or pledge any Loan as collateral (which could result in the transfer or assignment of such Loan on foreclosure).
(c)    The Investment Manager (as investment manager for the Borrower and in its own capacity) acknowledges and agrees that neither the Lender nor any representative of the Lender has acted or shall act as a "fiduciary" within the meaning of ERISA with respect to the assets of the Borrower (including any Plan Investor) and neither the Lender nor any representative of the Lender (A) has exercised, or (except as provided under the Security Agreement and the Control Agreement) has any authority to exercise, any investment discretion or control with respect to any investments of the Borrower or any other assets or transactions of the Investment Manager or (B) has rendered, or has any authority to render, any advice with respect to any investments of the Borrower or any other assets or transactions of the Investment Manager.
*    *    *
(remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first written above.
USQ CORE REAL ESTATE FUND, as Borrower

By: /s/
Name: G. Keith Downing
Title: Treasurer

Signature Page to Credit Agreement (USQ)

ROYAL BANK OF CANADA

By: /s/
Name: Amy Fong
Title: Attorney in Fact

By: /s/
Name: James Connolly
Title: Attorney in Fact

Signature Page to Credit Agreement (USQ)

By signing below Investment Manager represents, warrants and confirms that it is Investment Manager of Borrower and has full power and authority to sign this Agreement on its own behalf, and agrees (i) to be bound by all provisions hereof explicitly applicable to Investment Manager, and (ii) not to take any action on behalf of Borrower that is prohibited hereunder.
UNION SQUARE CAPITALPARTNERS, LLC,

as Investment Manager for USQ CORE REAL ESTATE FUND

By: /s/
Name: Thomas Miller
Title: Chief Executive Officer
Signature Page to Credit Agreement (USQ)

SCHEDULE 2.02: Authorized Persons
Authorized by Borrower to act on its behalf in executing Notices of Borrowing and Notices of Conversion, to issue a statement as described in Section 6.01(c)(ii) hereunder, or as otherwise provided herein:

Name	Title	Specimen Signature
Thomas E. Miller	President
G. Keith Downing	Treasurer
Michael D. Achterberg	Secretary

Authorized by Investment Manager to act on its behalf and/or for Borrower, in either case in executing Notices of Borrowing and Notices of Conversion, to issue a statement as described in Section 6.01(c)(ii) hereunder, or as otherwise provided herein:

Name	Title	Specimen Signature
Thomas E. Miller	Chief Investment Officer
Michael D. Achterberg	Senior Portfolio Manager
G. Keith Downing	Chief Operating Officer

Schedule 2.02 (USQ)

SCHEDULE 2.05(a): Concentration Limits
Investee Fund Interests (or portion(s) thereof, including the Underlying Investments on a look-through basis) having the same Category shall not comprise more than the “Maximum Allocation Percentage” of the Value of the Collateral (for purposes of calculating the Loan Limit) set forth below for such Category:

	Category	Maximum Allocation Percentage
	Positions
Largest Portfolio Investment		15%
Top 3 Portfolio Investments		35%
	Regions
West		50%
Midwest		40%
East		40%
South		40%
	Property Type
Industrial		50%
Office		40%
Residential		60%
Retail		20%
Hotel		10%
Self-Storage		15%
Other		10%

The portion, if any, of an Investee Fund Interest or group of Investee Fund Interests, as applicable, that is in excess of the above Maximum Allocation Percentage shall be excluded from any calculation of the Value of the Collateral (for purposes of calculating the Loan Limit).
Schedule 2.05(a)

SCHEDULE 5.09: Subsidiaries and Consolidated VIEs
None.

Schedule 5.09

SCHEDULE 5.10: Existing Liens
None.

Schedule 5.10

SCHEDULE 5.15: Permitted Debt
Any Investee Fund Permitted Equity Commitment.

Schedule 5.15

EXHIBIT A
FORM OF NOTICE OF BORROWING
[date]
Royal Bank of Canada – WFC Branch
200 Vesey Street, 14th Floor
New York, NY 10281-8098
Attention: Portfolio Services Group
Telephone Number: (212) 858-6001
Facsimile Number: (212) 437-1994

Ladies and Gentlemen:
The undersigned, USQ Core Real Estate Fund (“Borrower”), refers to the Credit Agreement dated as of May 5, 2023 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein being used herein as therein defined) between Borrower and you and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that Borrower hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the “Requested Loan”) as required by Section 2.02 of the Credit Agreement:
(i)The Borrowing Date of the Requested Loan is [.]. The last date of the Interest Period for the Requested Loan is [.]. An interpolated rate may apply.
(ii)The amount of the Requested Loan is $[.].
(iii)The Requested Loan is to be initially a [Base Rate][SOFR] Loan.
(iv)Proceeds of the Requested Loan shall be wired to the following Cash Account of Borrower:
[INSERT ACCOUNT DETAILS]
Borrower hereby certifies that the following statements are true on the date hereof and will be true on the date the Requested Loan is made with the same effect as though made on such date:
(A)the representations and warranties contained in Section 5.01 of the Credit Agreement are true and correct in all material respects; and
(B)no Default exists or would result from the incurrence of the Requested Loan or from the application of the proceeds therefrom.
Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

Exhibit A-1

EXHIBIT B
FORM OF NOTICE OF CONVERSION
[date]
Royal Bank of Canada – WFC Branch
200 Vesey Street, 14th Floor
New York, NY 10281-8098
Attention: Portfolio Services Group
Telephone Number: (212) 858-6001
Facsimile Number: (212) 437-1994

Ladies and Gentlemen:

The undersigned, [NAME OF BORROWER] (“Borrower”), refers to the Credit Agreement dated as of May 5, 2023 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement;” the terms defined therein being used herein as therein defined) between Borrower and you and hereby requests, pursuant to Section 2.03 of the Credit Agreement, that $[] of the now outstanding principal amount of [Base Rate][SOFR] Loans be converted into a [SOFR][Base Rate] Loan on [date].

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

Exhibit B-1

EXHIBIT C
FORM OF REQUEST FOR EXTENSION
[date]
Royal Bank of Canada – WFC Branch
200 Vesey Street, 14th Floor
New York, NY 10281-8098
Attention: Portfolio Services Group
Telephone Number: (212) 858-6001
Facsimile Number: (212) 437-1994

Re: Request for Extension of Committed Credit

Facility Ladies and Gentlemen:
We refer to the Credit Agreement dated as of May 5, 2023 (as amended through the date hereof, the “Credit Agreement”) between USQ Core Real Estate Fund (“Borrower”) and Royal Bank of Canada (“Lender”), pursuant to which Lender has made available to Borrower the credit facility described therein. Capitalized terms not defined herein have the meanings given in the Credit Agreement.
Pursuant to Section 2.11 of the Credit Agreement, Borrower hereby requests that Lender approve an extension of the availability of such credit facility. Accordingly, upon execution by Lender of this letter, the date “May 3, 2024” appearing in the definition of “Stated Termination Date” in Section 1.01 of the Cre d it Agreement shall be amended to “[date]”. In consideration of any such extension Lender may grant Borrower, Borrower represents and warrants that (i) on and as of the date hereof and after giving effect to this amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct with the same effect as though made on and as of the date hereof, and (ii) no Default or Event of Default exists on the date hereof or would result from this amendment.
Yours truly,

[NAME OF BORROWER]

By:
Name:
Title:

Exhibit C-1

AGREED:

ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-2